EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1998 included in Cal Dive International's Annual Report on form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.


                              /s/ ARTHUR ANDERSEN LLP


Houston, Texas
April 15, 1998.

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